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                                                                     EXHIBIT 5.1

                               [FORM OF OPINION]

               [BALLARD, SPAHR, ANDREWS & INGERSOLL LETTERHEAD]

                                 July __, 1996


Signature Resorts, Inc.
911 Wilshire Boulevard
Suite 2250
Los Angeles, California  90017

     Re: Signature Resorts, Inc., a Maryland corporation, (the "Company") - Registration Statement on Form S-1 (File No. 333-06027)

Ladies and Gentlemen:

     In connection with the registration of 6,037,500 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on or about July __, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and the documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996 and Articles of Amendment filed with the SDAT on June 13, 1996. We have also examined the Bylaws of the Company adopted as of May 28, 1996 (the

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BALLARD SPAHR ANDREWS & INGERSOLL

Signature Resorts, Inc.
July __, 1996
Page 2

"Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before July __, 1996 and in full force and effect on July __, 1996; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporation action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the state of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

     The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                          Very truly yours,